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                                                                  EXHIBIT 10.15




                              CONSULTING AGREEMENT


     This CONSULTING AGREEMENT is made as of June 1, 1997 by and between Teradyne, Inc., a Massachusetts corporation (the "Company"), and Owen W. Robbins (the "Consultant").

                                   WITNESSETH:

     WHEREAS, the Consultant has been employed by the Company since 1970 and is an Executive Vice President, the Chief Financial Officer and a Vice Chairman of the Board of Directors of the Company;

     WHEREAS, the Consultant has previously submitted his resignation as an Executive Vice President, the Chief Financial Officer and a Vice Chairman of the Board of Directors of the Company, and the Board of Directors of the Company has authorized the acceptance of such resignation;

     WHEREAS, the Consultant shall remain as a non-employee member of the Board of Directors of the Company;

     WHEREAS, the Company desires to continue to receive the benefits of the Consultant's experience and knowledge of the Company's business by consulting with and receiving advice from the Consultant, and the Consultant has agreed to provide such consulting services to the Company, subject to and upon the terms and conditions set forth in this Agreement; and

     WHEREAS, in consideration for the Consultant providing consulting services to the Company, the Consultant has been granted options to purchase up to 90,000 shares of Common Stock of the Company under the Company's 1991 Employee Stock Option Plan, as amended, which options shall continue to vest over the period of this Agreement, unless terminated earlier by either party pursuant to Section 5 hereof.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. CONSULTING AGREEMENT. Subject to the terms of this Agreement, for a period from the date hereof until the earlier of (a) the third anniversary of the date hereof and (b) the effective date of any termination of this Agreement pursuant to Section 5 hereof (the "Consulting Period"), the Consultant shall serve as a consultant to the Company. During the Consulting Period, the Consultant shall render such services of an advisory or consulting nature as the Chairman of the Board of Directors or President of the Company, and/or their respective designees, may, from time to time, reasonably request, in order that the Company may continue to have the benefit of the Consultant's experience and knowledge of the Company's business and industry including, without limitation, advising and consulting with the Company with respect to the initiation, negotiation and consummation of acquisitions of businesses in and the


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development of the software testing business (the "Consulting Services"). The
Consultant shall at all times perform and discharge his duties and responsibilities under this Agreement faithfully, diligently and to the best of his ability.

     2. CONFIDENTIALITY. The Consultant agrees that, for the benefit of the Company and each of its Affiliates (as defined below), during the Consulting Period, he shall not (nor shall the Consultant assist any other person to) directly or indirectly furnish, divulge, reveal, report, publish or disclose (other than as may be required under applicable law) any Confidential Information (as hereinafter defined) to any person, firm, corporation or other entity, or hereafter use (or assist any person to use) such Confidential Information; PROVIDED, HOWEVER, that the Consultant may use or disclose Confidential Information as directed by the Company in connection with the provision of the Consulting Services under this Agreement. For purposes of this Agreement, the term "Confidential Information" means all information or material not generally known to the public, which gives the Company and any of its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company and any of its Affiliates, including, without limitation, trade secrets, inventions, technical and other proprietary information, research and development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. "Confidential Information" also includes any information described above which the Company or any of its Affiliates obtains from another party and which the Company or such Affiliate treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company or such Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The parties hereto acknowledge that the obligations of the Consultant pursuant to this Section 2 shall be interpreted in a manner which is consistent with the standards applicable generally to the Company's executive officers.

     3. PAYMENT/BENEFITS. (a) During the Consulting Period, as compensation in full for providing the Consulting Services under this Agreement, the Company shall pay the Consultant $22,353.00 per month, or such other amount as is determined by the Compensation Committee of the Board of Directors of the Company upon agreement with the Consultant.

        (b) The Consultant acknowledges and agrees that as a consultant to the Company he will no longer be eligible to participate in the Company's Variable Compensation Plan, Cash Profit Sharing Plan or Supplemental Savings Plan or to otherwise receive any cash compensation from the Company other than pursuant to clause (a) of this Section 3 (or otherwise in connection with serving on the Company's Board of Directors); provided, however, that the Consultant will be eligible to receive his pro rata portion for fiscal 1997 of the benefits afforded under such plans to the Consultant while he was an employee of the Company.

        (c) The Consultant acknowledges and agrees that as a consultant to the Company he (i) will no longer be eligible to receive health, disability or life benefits from the


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Company but (ii) will be eligible, as of June 1, 1997, to begin receiving payments under each of the Company's Retirement Plan and Supplemental Executive Retirement Plan pursuant to the terms and conditions of such plans.

     4. EXPENSE REIMBURSEMENT. The Company shall, in addition to the payments contemplated by Section 3 hereof, reimburse the Consultant for all reasonable out-of-pocket, costs and expenses incurred by the Consultant in connection with the performance of the Consulting Services hereunder. Such reimbursement shall be made in accordance with Company policies and procedures applicable to all employees.

     5. TERMINATION. Either party may terminate this Agreement upon 60 days' prior written notice to the other party. Upon the effective date of any such termination, the Consultant shall no longer be eligible to receive the compensation provided for in clause (a) of Section 3 hereof.

     6. STATUS. The Company and the Consultant agree that the Consultant shall be an independent contractor of the Company and that nothing in this Agreement shall be construed or deemed to create any other relationship. Without limiting the foregoing, the relationship between the Company and the Consultant shall not be that of any employer-employee. The Company shall not make any deductions or withholdings from the Consultant's compensation as might otherwise be required by federal or state laws. The Consultant expressly understands and agrees that he shall be solely responsible for all withholding and income taxes in connection with the payment of all consulting fees, and that he will not be covered by FICA, SDI or Workmen's Compensation laws during the Consulting Period. The Consultant agrees to provide the Company with written evidence of compliance with federal and state withholding requirements upon request.

     7. OFFICER INDEMNIFICATION. The Company agrees that the Consultant shall continue to be entitled to indemnification by the Company against liabilities arising out of claims based upon action taken or omitted by the Consultant in his capacity as an officer or director of the Company or while serving as such or by reason of the fact that he was an officer of the Company or continues to be a member of the Board of Directors, to the fullest extent permitted under the Massachusetts Business Corporation Law, under the Articles of Organization or By-Laws of the Company, any indemnification agreement between the Consultant and the Company or votes adopted by its Board of Directors. The Company also agrees that the Consultant shall be entitled to indemnification by the Company against liabilities arising out of claims based upon action taken or omitted by the Consultant while acting as a consultant to the Company to the same extent as if the Consultant were an executive officer of the Company.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts or choice of law provisions thereof.

     9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the successors of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, and may not be assigned by the Consultant.


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     10. NO CONFLICTING OBLIGATIONS. The Consultant hereby represents and warrants to the Company that he is not now under, or bound to be under in the future, any obligation to or agreement with any person, firm or corporation which is or would be inconsistent or in conflict with this Agreement or would prevent, limit or impair in any way the full and absolute performance by the Consultant of his obligations hereunder. In addition, the Consultant covenants that he will not enter into any such agreement during the Consulting Period without the prior written agreement of the Company.

     11. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement (together with the Stock Option Agreement dated May 15, 1997 and any other option agreements entered into by the Consultant and the Company) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, negotiations and understandings of the parties, whether oral or written. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by all the parties hereto.

     12. WAIVERS. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent failure or breach.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     14. NOTICES. All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

     If to the Company, to:   Teradyne, Inc.
                              321 Harrison Avenue
                              Boston, MA 02118
                              Attention:  Donald G. Leka, Esq.

     If to the Consultant, at the Consultant's address set forth on the signature page hereto.

     15. RETIREMENT BENEFITS. Nothing contained herein shall be deemed to modify, diminish or affect any rights or benefits that the Consultant may have as a retiree from the Company under the Company's compensation and benefit plans and policies applicable to all Company employees or directors.



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     IN WITNESS WHEREOF, the parties have duly executed this Consulting
Agreement as of the date and year first written above.



                                               TERADYNE, INC.


                                               ---------------------------------
                                               Name:
                                               Title:



                                               CONSULTANT:


                                               ---------------------------------
                                               Owen W. Robbins
                                               199 Country Drive
                                               Weston, MA 02193